UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (date of earliest event report):  May 26, 2009 (May 21, 2009)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800
Houston, Texas 77042
 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K 05-26-09

ITEM 7.01             Regulation FD Disclosure

On May 21, 2009, Geokinetics Inc., a Delaware corporation (the "Company"), announced its 2009 Annual Meeting of Stockholders will be held on Wednesday, May 27, 2009, at 2:00 p.m. Central Daylight Time at the Hilton Westchase Hotel located at 9999 Westheimer Rd., Houston, TX  77042.  The press release is attached hereto as exhibit 99.1, the contents of which are furnished in its entirety.

On May 26, 2009, Geokinetics Inc., a Delaware corporation (the "Company"), announced that Richard Miles, the Company’s President and Chief Executive Officer, and Scott McCurdy, the Company’s Vice President and Chief Financial Officer, will present at the 2009 RBC Capital Markets Global Energy and Power Conference on Monday, June 1, 2009, starting at 8:30 a.m. Eastern Daylight Time at The Ritz-Carlton New York, Battery Park, New York City, New York.  The press release is attached hereto as exhibit 99.2, the contents of which are furnished in its entirety.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibits, is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1932, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01             Financial Statements and Exhibits.

(d)           Exhibits

99.1  Press Release dated May 21, 2009, announcing Geokinetics’ 2009 Annual Meeting of Stockholders.

99.2  Press Release dated May 26, 2009, announcing Geokinetics’ presentation in the 2009 RBC Capital Markets Global Energy and Power Conference.

Form 8-K 05-26-09

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: May 26, 2009	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer